SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-A/A

                                AMENDMENT NO. 1


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            AutoFund Servicing, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Nevada                                                88-0465858
-----------------------                                   ---------------------
(State of Incorporation                                   (I.R.S. Employer
   or Organization)                                       Identification No.)

                3201 Cherry Ridge Dr., Suite 314-San Antonio, TX  78230
               ---------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


  Securities to be registered Pursuant to Section 12(b) of the Act:

 Preferred Stock .001 Par Value                           NASDAQ Bulletin Board
 ------------------------------                           ---------------------


     If this form relates to the registration of a class of securities Pursuant to Section 12(b) of the Exchange Act and is effective Pursuant to General Instruction A.(c) check the following box. ( X )

     If this form relates to the registration of a class of securities pursuant to section 12(g) of the Exchange Act and is effective pursuant to general Instruction A (d), check the following Box. [ ]


Securities Act registration statement file number which this form relates:

          333-47404
-------------------------------


Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $.001 par value per share.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT
                 ----------------------------------------------

Item 1.  Description of Registrant's Securities to be Registered.

     Incorporated by reference in Form SB-2 filed on October 5, 2000, File No. 333-47404.

Item 2. Exhibits.

        3.1     Articles of Incorporation of Sphinx Industries, Inc.
        3.2     By-Laws of Sphinx Industries, Inc.
        99.1 Consent to Wave Notice of First Meeting of Board of Directors of Sphinx Industries, Inc.
        99.2    Board of Directors meeting roll of Sphinx Industries, Inc.
        99.3 Minutes of the First Meeting of the Board of Directors of Sphinx Industries, Inc.
        99.4    Acceptance of appointment (Director)
        99.5    Resolution of the Board of Directors of Sphinx Industries, Inc.
        99.6    Acceptance of appointment (President)
        99.7    Acceptance of appointment (Treasurer)
        99.8    Resolution of the Board of Directors of Sphinx Industries, Inc.
        99.9    Resolution of the Board of Directors of Sphinx Industries, Inc.
        99.10   Resolution of the Board of Directors of Sphinx Industries, Inc.
        99.11   Resolution of the Board of Directors of Sphinx Industries, Inc.
        99.12   Certificate of Amendment of Articles of Incorporation
        99.13   Secretary of state Certificate of Reinstatement
        99.14 Initial List of Officers, Directors and Resident agent of Sphinx Industries, Inc.
        99.15   Resolution of the Board of Directors of AutoFund Servicing, Inc.
        99.16   Resolution of the Board of Directors of Sphinx Industries, Inc.
        99.17   Resolution of the Board of Directors of AutoFund Servicing, Inc.
        99.18   Acceptance of Appointment (Director)
        99.19   Resolution of the Board of Directors of AutoFund Servicing, Inc.
        99.20   Resolution of the Board of Directors of AutoFund Servicing, Inc.
        99.21   Acceptance of Appointment (President)
        99.22   Acceptance of Appointment (Secretary)
        99.23   Acceptance of Appointment (Treasurer)
        99.24 Resolution of the Board of Directors of AutoFund Servicing, Inc. (President & Secretary)
        99.25   Agreement for the Exchange of Common Stock


                                    SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                               AutoFund Servicing, Inc.
                                               ------------------------

                                               Dated: 10/13/00

                                               By: /s/ James D. Haggard
                                                   --------------------
                                                       James D. Haggard
                                                       President/CEO